Exhibit 10.5

[LOGO] First Midwest Bancorp, Inc.

Amended and Restated

Deferred Compensation Plan

for Nonemployee Directors

Effective January 1, 2003

*****

PLAN DOCUMENT

TABLE OF CONTENTS

SECTION 1	ESTABLISHMENT AND PURPOSE	1
1.1	Establishment	1
1.2	Purpose	1
1.3	Coordination with Nonqualified Retirement Plan	1

SECTION 2	DEFINITIONS	1
2.1	Definitions	1
2.2	Gender and Number	2

SECTION 3	ELIGIBILITY AND PARTICIPATION	2
3.1	Eligibility	2
3.2	Participation	2

SECTION 4	ELECTION TO DEFER	2
4.1	Deferral Election	2
4.2	Deferral Period	2
4.3	Manner of Payment Election	3
4.4	Deferral Payment	3
4.5	Payment Upon Death	3
4.6	Growth Additions	3
4.7	Selection of Beneficiary	3

SECTION 5	DEFERRED ACCOUNTS	3
5.1	Participant Accounts	3
5.2	Growth Additions	4
5.3	Charges Against Accounts	4
5.4	Contractual Obligation	4
5.5	Unsecured Interest	4

SECTION 6	SHORT-TERM PAYOUT; FINANCIAL EMERGENCY; WITHDRAWAL ELECTION	4

6.1	Short-Term Payout	4
6.2	Withdrawal Payout/Suspension for Unforeseeable Financial Emergencies	4
6.3	Withdrawal Election	4

SECTION 7	FORFEITURE	5
7.1	Forfeiture	5

SECTION 8	BENEFICIARY DESIGNATION	5
8.1	Beneficiary Designation	5
8.2	Change of Beneficiary	5

SECTION 9	NONTRANSFERABILITY	5
9.1	Nontransferability	5

SECTION 10	ADMINISTRATION	5
10.1	Administration	5
10.2	Finality of Determination	5
10.3	Expenses	5

SECTION 11	AMENDMENT AND TERMINATION	5
11.1	Amendment and Termination	5

SECTION 12	TRUST	6
12.1	Nonqualified Retirement Trust	6

SECTION 13	SUCCESSORS	6
13.1	Successors and Assignees	6

SECTION 14	SUBSIDIARIES	6
14.1	Subsidiaries	6

FIRST MIDWEST BANCORP, INC.

DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

(As Amended and Restated Effective as of January 1, 2003)

SECTION 1 ESTABLISHMENT AND PURPOSE.

1.1 Establishment. First Midwest Bancorp, Inc., a Delaware Corporation, hereby restates its “FIRST MIDWEST BANCORP, INC. DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS” (hereinafter called the “Plan”).

1.2 Purpose. The purpose of this Plan is to provide a means whereby a nonemployee member of the Board of Directors of the Company may defer, to some future period, all or one-half of the fees payable to the Director for services as a Director. The Plan is intended as a means of maximizing the effectiveness and flexibility of the Company’s compensation arrangements for Directors and an aid in attracting and retaining individual of outstanding abilities for service as Directors.

1.3 Coordination with Nonqualified Retirement Plan. It is intended that except to the extent provided otherwise herein, the provisions of this Plan relating to the time and manner of making elections, crediting and debiting accounts, and the payment thereof shall coordinate with and be governed by the applicable provisions of the Company’s Nonqualified Retirement Plan (the “Nonqualified Retirement Plan”), as amended from time to time. Such provisions of the Nonqualified Retirement Plan shall be applicable to this Plan as if set forth in this Plan in full.

SECTION 2 DEFINITIONS.

2.1 Definitions. Whenever used hereinafter, the following terms shall have the meaning set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Committee” means any Committee of the Board of Directors of the Company.

(c) “Company” means First Midwest Bancorp, Inc., a Delaware Corporation.

(d) “Director” means a member of the Board of Directors of First Midwest Bancorp, Inc. and/or a number of the Board of Directors of First Midwest Bank.

(e) “Director Fees” or “Fees” means any Board or Committee retainer, attendance, consulting or other fees for services earned while a nonemployee Director. “Directors Fees” or “Fees” shall also mean retainer, attendance, consulting or other fees for services earned in connection with service on the board of directors of any subsidiary of the Company.

(f) “Year” means the fiscal year of the Company ending December 31.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology, when used in the Plan, shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3 ELIGIBILITY AND PARTICIPATION.

3.1 Eligibility. Any Director who is not an employee of the Company or any of its subsidiaries on the date the Fees to be deferred are earned shall be eligible to particpate in the Plan. Any director who is an employee of the Company or all of its subsidiaries, shall become an eligible Director as of the first day upon which he ceases to be an employee of the Company and all it subsidiaries.

3.2 Participation. An eligible Director may become a Participant in the Plan by making an election pursuant to Subsection hereof. In the event a Participant no longer meets the requirements for participation in this Plan, he shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time that he again becomes an active Participant.

SECTION 4 ELECTION TO DEFER.

4.1 Deferral Election. Each eligible Director may elect, by written notice of an Election Form, to defer payment of all or one-half of the Director Fees payable to the Director during the Year following the date of the election for future services as a Director; provided, however, that an eligible Director may, within 30 days of the date he becomes an eligible Director, make an election which relates to Director Fees otherwise payable to him during the Year when made, provided such Fees relate to future services. Such election will be filed with the Secretary of the Company or such other person designated by the Company and continue in force with respect to subsequent Years, until timely terminated or modified by the Director in writing with respect to Fees that relate to services to be performed and are payable in the future. no modification shall affect prior deferrals.

4.2 Deferral Period. If the Participant defers any amounts pursuant to Section 4.1, the Participant shall select the deferral period and the payment period to begin subsequent to one of the following dates:

(a) The date a Director ceases to be a Director, or

(b) The date specified by the Director.

If timely elected by the Director, pursuant to Section 4.1 above, such payment commencement date may be delayed for up to five (5) years from the applicable date described in (a) or (b) above.

4.3 Manner of Payment Election. If a Participant defers any amounts pursuant to Section 4.1, the Participant also shall elect the manner in which the deferred amount will be paid. The Participant shall choose to have payment made either in a lump sum or in a specified number of approximately equal annual or quarterly installments over a period not to exceed fifteen years. The Participant may make and may revoke in writing his election with respect to the manner of payment (and, so long as he is a Director, the commencement thereof) at any time not later than the earlier of (a) December 31 prior to the date such payment is to commence or (b) the date which is six months (or such shorter period as the Board of Directors may approve) prior to the date such payment is to commence; provided, however, that an election in effect upon the expiration of such election period shall be irrevocable. Notwithstanding the foregoing, if the deferred amounts and growth additions credited to the Director at the time payments are to commence is less than $25,000, then the entire amount shall be paid in a single lump sum.

4.4 Deferral Payment. The first installment (or the single payment if the Director has so elected) shall be paid on the first day of each calendar quarter or year, as the case may be, following the commencement date applicable under Section 4.1 above, until the entire amount credited to the Director’s account shall have been paid.

4.5 Payment Upon Death. Notwithstanding the election made in Section 4.1, if a Director should die before any or full payment of all amounts, the balance in his deferred account, together with growth additions computed to date of payout, shall be paid to the Director’s estate or to a beneficiary or beneficiaries designated in writing by the Director. The amount payable shall be paid in a lump sum or quarterly or annual installments as elected by the Director. Notwithstanding the foregoing, if the deferred amounts and growth additions credited to the Director at the time payments are to commence is less than $25,000, then the entire amount shall be paid in a single lump sum.

4.6 Growth Additions. A growth increment shall be applied to deferred amounts in accordance with the provisions stated in Section 5.2 hereof.

4.7 Selection of Beneficiary. At the time of deferral, the Participant shall designate a beneficiary or beneficiaries in accordance with the provisions stated in Section 8.1.

SECTION 5 DEFERRED ACCOUNTS.

5.1 Participant Accounts. The Company shall establish and maintain a bookkeeping account for each deferral made by a Participant. This account shall be credited as of the date of the deferral with the amount deferred.

5.2 Growth Additions. The Company shall provide the opportunity for growth additions to be earned on any deferred amounts in a Participant’s account, including remaining balances in an account during payout. The amount and timing of the crediting of growth additions shall be made in the same manner as is done under the Crediting/Debiting of Account Balances and Measurement Funds provisions of Nonqualified Retirement Plan.

5.3 Charges Against Accounts. There shall be charged against each Participant’s account any payments made to the Participant or to his beneficiary in accordance with Sections 4.4, 4.5, and 6.1 hereof.

5.4 Contractual Obligation. It is intended that the Company is under a contractual obligation to make payments from a Participant’s account when due. However, this Plan shall not be funded in any respect. Payment of account balances shall be made out of the general funds of the Company as determined by the Human Resource Committee.

5.5 Unsecured Interest. No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 6 SHORT-TERM PAYOUT; FINANCIAL EMERGENCY; WITHDRAWAL ELECTION.

6.1 Short-Term Payout. In connection with an election to defer with respect to a Year, a Director may irrevocably elect to receive a future Short-Term Payout with respect to such amount. The election and payment of such Short-Term Payout amount shall be made in the same manner applicable to Short Term Payouts under the Nonqualified Retirement Plan.

6.2 Withdrawal Payout/Suspension for Unforeseeable Financial Emergencies. If a Director experiences an Unforeseeable Financial Emergency, the Director may petition the Board to suspend any deferral election then in place and/or receive a full or partial payout from the Plan. The determination of whether the Director has experienced an Unforeseeable Financial Emergency and the actions taken with respect thereto shall be made by the Board in the same manner as applicable to Unforeseeable Financial Emergencies under the Nonqualified Retirement Plan.

6.3 Withdrawal Election. A Director (or, after a Director’s death, his or her beneficiary) may elect, at any time, to withdraw all of his or her amounts credited under the Plan, calculated as if the date for commencement of payments had occurred as of the day of the election, less a withdrawal penalty equal to 10% of such amount. The timing and manner of any such election and payment of such withdrawal shall be made in the same manner as applicable to similar withdrawals under the Nonqualified Retirement Plan.

SECTION 7 FORFEITURE.

7.1 Forfeiture. Amounts deferred or payable under this Plan are not forfeitable under any circumstances.

SECTION 8 BENEFICIARY DESIGNATION.

8.1 Beneficiary Designation. A Participant shall designate a beneficiary or beneficiaries who, upon his death, are to receive the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and then delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of such distribution, the designation shall vest in the beneficiary all of the distributions whether payable before or after the beneficiary’s death, and any distributions remaining upon the beneficiary’s death shall be made to the beneficiary’s estate.

8.2 Change of Beneficiary. A Participant may, from time to time during his lifetime, change his beneficiary or beneficiaries by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a beneficiary or beneficiaries as aforesaid, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and, in such event, the term “beneficiary” shall include his estate.

SECTION 9 NONTRANSFERABILITY.

9.1 Nontransferability. The Director shall have no right to sell, gift, transfer, assign, or hypothecate the right to receive such payments in any manner whatsoever.

SECTION 10 ADMINISTRATION.

10.1 Administration. This Plan shall be administered by the Board. The Board may, from time to time, establish rules for the administration of this Plan and may broadly delegate administrative responsibility hereunder to officers of the Company.

10.2 Finality of Determination. The determination of the Board as to any disputed questions arising under this Plan, including questions or construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

SECTION 11 AMENDMENT AND TERMINATION.

11.1 Amendment and Termination. The Company expects to continue the Plan indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, including, but not limited to, by amendment of those provisions of the Nonqualified Retirement Plan which are applicable hereto as if set forth herein in their entirety. Notwithstanding the foregoing, the provisions, restrictions and limitations applicable to the Company’s ability to amend, modify or terminate the Nonqualified Retirement Plan as set forth in the Nonqualified Retirement Plan shall apply to this Plan.

SECTION 12 TRUST.

12.1 Nonqualified Retirement Trust. The Company has established a grantor trust (the “Trust”) in connection with the Nonqualified Retirement Plan for the purpose of assisting the Company in the administration and payment of amounts under the Nonqualified Retirement Plan and this Plan. The Company shall at least annually transfer over to the Nonqualified Retirement Trust such assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its future liabilities created with respect to this Plan. The provisions of this Plan shall govern the right of a Director (or, after the Director’s death, his or her beneficiaries) to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, directors, beneficiaries and creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

SECTION 13 SUCCESSORS.

13.1 Successors and Assignees. The provisions of this Plan shall be binding upon and inure to the benefit of the Company and its successors and its assigns and the director and the director’s beneficiaries. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business assets of the Company, expressly and unconditionally to assume and agree to perform the obligations of the Company under this Plan, in the same manner and to the same extends that the Company would be required to perform if no such successor or assignee had taken place. In addition, the Company shall require the ultimate parent entity or any successor or assignee corporations or entities to expressly guaranty the prompt performance by such successor or assignee.

SECTION 14 SUBSIDIARIES.

14.1 Subsidiaries. If a Participant defers any amounts pursuant to Section 4.1 which are Fees earned with respect to service as a member of the board of directors of a subsidiary of the Company, then the provisions of this Plan relating to the establishment of a Deferred Account and the crediting and payment of amounts with respect thereto shall apply to such subsidiary as if the subsidiary was the Company hereunder. Notwithstanding the foregoing, the Plan shall be administered and may be amended and/or terminated by the Board.

IN WITNESS WHEREOF, the Company has caused this restated Plan to be executed by its duly authorized officer effective as of the 1st day of January, 2003.

ATTEST/WITNESS:	FIRST MIDWEST BANCORP, INC.

/s/ STEVEN H. SHAPIRO	By:	/s/ JOHN M. O’MEARA
Corporate Secretary		President and Chief Executive Officer
Date: February 19, 2003		Date: February 19, 2003